UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 9, 2021

European Wax Center, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40714	86-3150064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5830 Granite Parkway, 3rd Floor

Plano, TX 75024

(Address of principal executive offices) (Zip Code)

(469) 264-8123

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	EWCZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 9, 2021 (the “Closing Date”), EW Intermediate Holdco, LLC, a Delaware limited liability company (“Holdings”), EW Holdco, LLC, a Delaware limited liability company (the “Borrower”), as borrower (each wholly owned indirect subsidiaries of European Wax Center, Inc., a Delaware corporation (the “Company”)), entered into a Credit Agreement (the “Credit Agreement”) with the lenders party thereto, Bank of America, N.A., as administrative agent (the “Administrative Agent”), and the other parties party thereto.

The Credit Agreement is comprised of a $40.0 million revolving credit facility, $5.0 million of which may be comprised of a letter of credit facility, and a $180.0 million term loan credit facility. The Credit Agreement will mature on August 9, 2026. Proceeds of the borrowings under the Credit Agreement will be used to refinance indebtedness under our Existing Credit Agreement (as defined below) and for general corporate purposes.

Obligations under the Credit Agreement are guaranteed by Holdings and the direct and indirect wholly-owned material domestic subsidiaries of the Borrower, subject to certain exceptions. The obligations are secured by a pledge of the Borrower’s capital stock directly held by Holdings and a security interest in substantially all of the assets of Holdings, the Borrower and its subsidiaries, subject to certain exceptions.

Borrowings under the Credit Agreement will bear interest at a rate equal to, at the Borrower’s option, either (a) a LIBOR rate determined by reference to the cost of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50%, (ii) the prime rate of Bank of America, N.A. and (iii) the one month adjusted LIBOR plus 1.00%, in each case plus an applicable margin. In addition, the Credit Agreement requires the Borrower to pay a commitment fee in respect of unused revolving credit facility commitments ranging between 0.30% and 0.45% per annum (determined based on the Borrower’s total net leverage ratio) in respect of the unused commitments under the Credit Agreement.

The Credit Agreement contains certain customary events of default, including in the event of a change of control, and certain covenants and restrictions that limit the Borrower’s and its subsidiaries’ ability to, among other things, incur additional debt; create liens on certain assets; pay dividends on or make distributions in respect of their capital stock or make other restricted payments; consolidate, merge, sell, or otherwise dispose of all or substantially all of their assets; and enter into certain transactions with their affiliates.

The Company is also subject to certain financial maintenance covenants under the Credit Agreement, which require the Company and its subsidiaries to (i) not exceed certain specified total net leverage ratios and (ii) not fall below a certain fixed charge coverage ratio, in each case, at the end of each fiscal quarter.

If the Company fails to perform its obligations under these and other covenants, or should any event of default occur, the term loan and revolving credit facility commitments under the Credit Agreement may be terminated and any outstanding borrowings, together with accrued interest, under the Credit Agreement could be declared immediately due and payable.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On the Closing Date, the Borrower, in its sole discretion, repaid in full the outstanding amounts under the Credit Agreement, dated as of September 25, 2018, among Holdings, the Company, as borrower, the lenders party hereto and Truist Bank, as administrative agent (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”) and terminated the Existing Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

Item 8.01	Other Events.

On August 9, 2021, the Company completed the initial public offering of its Class A common stock, par value $0.00001 per share (“Class A common stock”), which was previously reported in the Registration Statement on Form S-1 (File No. 333-257874) (the “Registration Statement”). In the initial public offering, the Company sold 8,915,206 shares of Class A common stock, and the selling stockholders sold 1,684,794 shares of Class A common stock, at a purchase price per share of $15.81 (the offering price per share to the public of $17.00 per share minus the underwriting discount and commissions). The Company contributed a portion of the net proceeds from the offering to EWC Ventures, LLC, a subsidiary of the Company (“EWC Ventures”), in exchange for EWC Ventures Units and caused such contributed amounts, together with cash on hand and the proceeds from the new term loan credit facility, to be used by EWC Ventures (i) to purchase common units of EWC Ventures (“EWC Ventures Units”) from certain members of EWC Ventures and employees in satisfaction of certain deferred payment obligations, (ii) to repay all of our outstanding term and revolving loans under our Existing Credit Agreement and (iii) to pay fees and expenses related to the refinancing, as well as other corporate expenses. The Company used the remaining net proceeds to purchase EWC Ventures Units and corresponding shares of Class B common stock from certain of members of EWC Ventures, including affiliates of General Atlantic, L.P.

On August 9, 2021, the Company issued a press release announcing the closing of the initial public offering. The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report.

Exhibit No.	Description

10.1	Credit Agreement, dated as of August 9, 2021, among EW Intermediate Holdco, LLC, EW Holdco, LLC, the several lenders from time to time party thereto and Bank of America, N.A., as administrative agent, collateral agent and a letter of credit issuer.
99.1	European Wax Center, Inc. Press Release, dated August 9, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2021

European Wax Center, Inc.

By:	/s/ Gavin M. O’Connor
Name: Gavin M. O’Connor
Title: Chief Legal Officer and Corporate Secretary